EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-200183) of Ashford Inc. of our report dated March 16, 2017, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 16, 2017